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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8, (File Nos. 333-52796, 333-34780, 33-80036, 33-80050, 333-62017, 333-117601 and 333-117602) and the Registration Statements on Forms S-3 (File Nos.] 333-64704, 333-43204, 333-52736, 33-64021, 333-08607, 333-56755, 333-64761, 333-89341, 333-109583 and 333-106918), of AVANT Immunotherapeutics, Inc. (f/k/a TCell Sciences, Inc.) of our report dated March 16, 2005 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
March 16, 2005

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM